SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2006

NORTH BAY BANCORP
(Exact name of registrant as specified in its charter)

California	0-31080	68-0434802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Airport Road, Suite 101, Napa, California 94558
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

(707) 257-8585

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      []  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      []  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

          (17 CFR 240.14d-2(b))

      []  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

           (17 CFR 240.13e-4c))

Item  1.01  Entry Into Material Definitive Agreement

On May 17, 2006, at the 2006 Annual Meeting of Shareholders, the shareholders of North Bay Bancorp (“North Bay” or the “Company”) approved amendments to the North Bay Bancorp 2002 Stock Option Plan (the 2002 Plan).  As a result of the amendments, the 2002 Plan is now entitled the North Bay Bancorp Amended and Restated 2002 Incentive Compensation Plan (the “Amended and Restated Plan”).

The following is a brief description of the approved amendments to the 2002 Plan:

On March 27,  2006, the Board of Directors of North Bay, upon the recommendation of its Compensation Committee (the “Committee”) and subject to approval by the Company’s shareholders, amended and restated the 2002 Plan, effective March 27, 2006, as the Amended and Restated Plan.  In addition to certain nonsubstantive changes, the Amended and Restated Plan increases the number of shares of the Company’s Common Stock available for grant and expands the types of equity-based awards that may be granted.  The Amended and Restated Plan will be administered by the Committee, except that any awards granted to directors or executive officers of the Company or its affiliates will be recommended by the Committee but must be approved by the independent members of the Board of Directors of the Company.

New Types of Awards.  The Amended and Restated Plan permits the grant of stock appreciation rights (“SARs”), restricted stock, performance shares and performance units in addition to grants of incentive stock options and non-statutory stock options.  (Incentive and non-statutory stock options, SARs, restricted stock, performance shares and performance units are collectively referred to in this current report as “awards”).

Stock Appreciation Rights. A stock appreciation right or “SAR” is an award that consists of the right to be paid an amount measured by the appreciation in the fair market value of shares of the Company’s Common Stock on the date of grant to the date of exercise of the right. SARs may be granted to participants at any time and from time to time as determined by the Committee. Subject to the terms and conditions of the Amended and Restated Plan, the Committee will have complete discretion in determining the number of SARs granted to each participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a SAR will equal the fair market value of a share of the Company's Common Stock on the date of grant.

SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.  Upon exercise of an SAR, a participant will be entitled to receive payment from the Company in an amount determined by multiplying:

•

The amount by which the fair market value of a share of Company Common Stock on the date of exercise exceeds the grant price of the SAR; by

•

The number of shares of Common Stock with respect to which the SAR is exercised.

The payment upon SAR exercise must be in shares of the Company’s Common Stock.  Any shares delivered in payment will be deemed to have a value equal to the fair market value of the shares on the date of exercise of the SAR.

Except as otherwise provided in a participant’s award agreement, no SAR granted under the Amended and Restated Plan may be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a participant's award agreement, all SARs granted to a participant under the Amended and Restated Plan will be exercisable during the participant’s lifetime only by such participant.

Restricted Stock.  Restricted stock is an award that consists of shares of the Company’s Common Stock that may be subject to certain restrictions. Restricted stock may be granted to participants at any time and from time to time as be determined by the Committee. Except as provided in the award agreement, the restricted shares granted under the Amended and Restated Plan may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Committee and specified in the restricted stock award agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the restricted stock award agreement. All rights with respect to the restricted shares granted to a participant under the Plan will be available during such participant's lifetime and prior to the end of the period of restriction only to such participant.

The Committee may impose any other conditions and/or restrictions on any shares of restricted stock granted under the Amended and Restated Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each share of restricted stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of restricted stock in the Company’s possession until such time as all conditions and/or restrictions applicable to those shares have been satisfied.

Except as otherwise provided in the award agreement, shares of restricted stock covered by each restricted stock grant made under the Amended and Restated Plan will become freely transferable by the participant after the last day of the applicable period of restriction.

If the Committee so determines, participants holding shares of restricted stock granted under the Amended and Restated Plan may be granted the right to exercise full voting rights with respect to those shares during the period of restriction.

During the period of restriction, participants holding shares of restricted stock granted under the Amended and Restated Plan (whether or not the Company holds the certificate(s) representing the shares) may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares while they are so held.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate. If the grant or vesting of restricted shares granted to a participant is designed to comply with the requirements of the performance-based exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to the restricted shares, such that the dividends and/or the restricted shares maintain eligibility for the performance-based exception.

Performance Units and Performance Shares.  Subject to the terms of the Amended and Restated Plan, performance units and/or performance shares awards may be granted to participants in amounts and on any terms, and at any time and from time to time, as determined by the Committee.  At the Committee’s discretion, each grant of performance units/shares awards will be evidenced by an award agreement that specifies the initial value, the duration of the award, the performance measures, if any, applicable to the award, and such other provisions as the Committee determines which are not inconsistent with the terms of the Amended and Restated Plan.

Each performance unit will have an initial value that is established by the Committee at the time of grant.  Each performance share will have an initial value equal to the fair market value of a share of the Company’s Common Stock on the date of grant.  The Committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of performance units/shares awards that will be paid out to the participant.

Subject to the terms of the Amended and Restated Plan, after the applicable performance period has ended, the holder of performance units/shares awards will be entitled to receive a payout based on the number and value of performance units/shares awards earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.  Payment of earned performance units/shares awards will be as determined by the Committee and, if applicable, as evidenced in the related award agreement.  Subject to the terms of the Amended and Restated Plan, the Committee, in its sole discretion, may pay earned performance units/shares awards in the form of cash or in shares of the Company’s Common Stock (or in a combination thereof) that have an aggregate fair market value equal to the value of the earned performance units/shares awards at the close of the applicable performance period.  Shares may be delivered subject to any restrictions deemed appropriate by the Committee.  No fractional shares will be issued.  The determination of the Committee with respect to the form of payout of awards will be stated in the award agreement pertaining to the grant of the award or the resolutions establishing the award.

Unless otherwise provided by the Committee, participants holding performance units/shares will be entitled to receive dividend units with respect to dividends declared with respect to the shares represented by such performance units/shares.  Dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to shares of restricted stock as determined by the Committee.

Except as otherwise provided in a participant’s award agreement, performance units/shares awards may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Performance Measures.  The general performance measurers, the attainment of which may determine the degree of payout and/or vesting with respect to awards to participants that are designed to qualify for the performance-based exception, provided by Section 162(m) of the Code, to be used for purposes of such grants shall be chosen by the Committee from among:

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Earnings per share (actual or diluted);

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Net income (before or after taxes);

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Return on average assets;

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Return on average equity;

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Revenues;

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Deposit and/or loan growth;

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Efficiency ratio;

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Non-interest expense;

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Market share; and

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Any of the above measures compared to peer or other companies.

Actual performance measures will be chosen by the Committee.  Performance measures may be set either at the Company level, affiliate level, division level, or business unit level. Awards that are designed to qualify for the performance-based exception, and that are held by employees, may not be adjusted upward, provided, however, that the Committee shall retain the discretion to adjust such awards downward.

If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval.

Increase in the Number of Shares of Common Stock Authorized Under the Amended and Restated Plan.   The Amended and Restated Plan has also been amended to increase the number of shares of Common Stock available for grant under the 2002 Plan by 92,664 shares, from 236,540 to 329,204 shares.   As a result, the number of shares available for grant under the Amended and Restated Plan when combined with the number of shares of Common Stock currently subject to outstanding options under the 2002 Plan would equal 840,000 or 20.4% of the current outstanding Common Stock of the Company.

Reason for the Amendments.  The Company believes that it is in the best interest of its shareholders to adopt an expanded incentive compensation program which further aligns the interests of participants with those of the shareholders. Accordingly, the Company believes it is necessary to adopt the Amended and Restated Plan so that the Company can offer an incentive compensation program which will be most attractive to current and prospective participants whose long-term employment or association with the Company and its subsidiaries is essential to the Company’s business plan. In this regard the Board determined to expand the types of awards to be granted. The additional types of awards, especially restricted share grants, utilize fewer shares than stock options, resulting in less potential shareholder dilution.  The additional types of awards also provide the Company with better retention and incentive tools.

Interest of Directors and Executive Officers in 2002 Plan  While it is contemplated that awards will be granted to directors and executive officers under the Amended and Restated Plan in the future, it is presently not possible to name those directors and executive officers or the amount of awards they may receive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2006

NORTH BAY BANCORP

 /s/ Terry L. Robinson

Terry L. Robinson,  President and Chief

Executive Officer (Principal Executive Officer)